UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

NOVEMBER 3, 2015

MASCOTA RESOURCES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	333-190265	36-4752858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29409 232ND Avenue, SE
Black Diamond,  WA  98010
(Address of principal executive offices, including zip code)

(206) 818-4799
(Registrant's telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.     Change in Registrant’s Certifying Accountant

On November 3, 2015 (the “Engagement Date”), we formally engaged Pritchett, Siler & Hardy, P.C., (“PSH”) of 1438 North Highway 89, Suite 130, Farmington UT 84025, as our independent registered public accounting firm. The engagement was due to the recent merger of accounting firms between our existing certifying accountant, Cutler & Co., LLC, 9605 West 49th Avenue, Suite 200, Wheat Ridge, Colorado 80033, and PSH. The decision to engage PSH as our independent registered public accounting firm was approved by our Board of Directors on November 3, 2015. Except as noted in the paragraph immediately below, the reports of Cutler & Co., LLC’s financial statements for the quarter ended May 31, 2014 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The unaudited financial statements as of and for the period ended May 31, 2014 (the last quarterly report filed by the Company) contains a note as to the Company's ability to continue as a going concern. The note indicated that the Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The former independent accountant, David Cutler of Cutler & Co., LLC, has provided the Company with a letter stating it agrees with the statements in this Item 4.01 of this Form 8-K. A copy of the letter is filed concurrently herewith as Exhibit 16.1.

During the two most recent fiscal years and through the Engagement Date, the Company, nor any one on its behalf, did not consult Cutler & Co., LLC in regard to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.     Exhibits

Exhibit Number	Description

16.1	Letter from Cutler & Co., LLC dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASCOTA RESOURCES CORP.

Date:   November 6, 2015

By:	/s/ Mark Rodenbeck
Mark Rodenbeck, Secretary